UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

May 19, 2016
Date of Report (Date of earliest event reported)

Windtree Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-26422	94-3171943
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2600 Kelly Road, Suite 100
Warrington, Pennsylvania 18976
(Address of principal executive offices)

(215) 488-9300
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 19, 2016, Windtree Therapeutics, Inc. (the “Company”) received a notification letter from the Listing Qualifications Department of The NASDAQ Stock Market (“Nasdaq”) notifying the Company that it is no longer in compliance with the minimum stockholders’ equity requirement for continued listing on the Nasdaq Capital Market.  Nasdaq Listing Rule 5550(b)(1) requires listed companies to maintain stockholders’ equity of at least $2,500,000.  In the Company’s Quarterly Report on Form 10‑Q for the quarter ended March 31, 2016, the Company reported stockholders’ equity of ($4,977,000), which is below the minimum stockholders’ equity required for continued listing pursuant to Nasdaq Listing Rule 5550(b)(1).  Further, as of May 19, 2016, the Company had not met the alternative compliance standards under Nasdaq Listing Rule 5550(b) of (i) a market value of listed securities of at least $35,000,000, or (ii) net income of $500,000 from continuing operations.

This notification has no immediate effect on the Company’s listing on the Nasdaq Capital Market.  Under its rules, Nasdaq has provided the Company with 45 calendar days, or until July 5, 2016, to submit a plan to regain compliance with the minimum stockholders’ equity standard.  If the Company’s plan to regain compliance is accepted, Nasdaq may grant an extension of up to 180 calendar days from the date of the notification letter to regain compliance.  If the Company’s plan is not accepted, or if the Company does not regain compliance in the timeframe required by Nasdaq, the Company’s securities would be subject to delisting from Nasdaq unless the Company requests a hearing before a Nasdaq Hearings Panel.

The Company is assessing potential options to regain compliance with Nasdaq’s minimum stockholders’ equity standard and intends to submit a plan to regain compliance to Nasdaq within the required time period.  In addition, if the Company was to regain compliance with an alternative compliance standard by achieving a market value of listed securities of at least $35,000,000 for a minimum of ten consecutive trading days, the Company would regain compliance with the Nasdaq Listing Rules.  There can be no assurance that the Company’s plan will be accepted or that, if it is, the Company will be able to regain compliance with either of the applicable Nasdaq stockholder equity or market value of listed securities listing requirements.

Cautionary Note Regarding Forward-looking Statements:

To the extent that statements in this Current Report on Form 8-K are not strictly historical, including statements as to business strategy, outlook, objectives, future milestones, plans, intentions, goals, future financial conditions, future collaboration agreements, the success of the Company’s product development, cash flows, future revenues, the timing of planned clinical trials or otherwise as to future events, such statements are forward-looking, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this Current Report are subject to certain risks and uncertainties that could cause actual results to differ materially from the statements made. Such risks and others are further described in the Company's filings with the Securities and Exchange Commission including the most recent reports on Forms 10-K, 10-Q and 8-K, and any amendments thereto.  Any forward-looking statement made by the Company in this Current Report on Form 8-K is based only on information currently available to the Company and speaks only as of the date on which it is made. The Company undertake no obligation to publicly update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By	/s/ John Tattory
Name:	John Tattory
Title:	Senior Vice President and Chief Financial Officer

Date:  May 23, 2016